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Exhibit 10.14

                       NONSTATUTORY STOCK OPTION AGREEMENT

      This Nonstatutory Stock Option Agreement is made as of <DATE>, between BMC Software, Inc., a Delaware corporation (the "Company"), and <EXECUTIVE> ("Executive").

      To carry out the purposes of the BMC Software, Inc. 1994 Employee Incentive Plan (the "Plan"), by affording Executive the opportunity to purchase shares of common stock, par value $.01, of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein, in the Plan, and in that certain Employment Agreement dated <DATE>, by and between the Company and Executive, as the same may be amended from time to time (the "Employment Agreement"), the Company and Executive hereby agree as follows:

      1. GRANT OF OPTION. The Company hereby irrevocably grants to Executive the right and option ("Option") to purchase all or any part of an aggregate of
<# of SHARES> shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

      2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $<PRICE> per share. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

      3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice (in the form prescribed by the Company from time to time) to the Company at its principal executive office addressed to the attention of the President or the Treasurer, at any time and from time to time after the date of grant hereof, but, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined in accordance with the following schedule:

                                                    PERCENTAGE OF SHARES
               EXERCISE DATE                       THAT MAY BE PURCHASED
               -------------                       ---------------------
            less than 3 months                               0%
 3 months or more, but less than 6 months                   6 1/4%
 6 months or more, but less than 9 months                  12 1/2%
 9 months or more, but less than 12 months                 18 3/4%
12 months or more, but less than 15 months                     25%
15 months or more, but less than 18 months                 31 1/4%
18 months or more, but less than 21 months                 37 1/2%
21 months or more, but less than 24 months                 43 3/4%
24 months or more, but less than 27 months                     50%
27 months or more, but less than 30 months                 56 1/4%
30 months or more, but less than 33 months                 62 1/2%

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
33 months or more, but less than 36 months                68 3/4%

36 months or more, but less than 39 months                    75%
39 months or more, but less than 42 months                81 1/4%
42 months or more, but less than 45 months                87 1/2%
45 months or more, but less than 48 months                93 3/4%
             48 months or more                               100%

Notwithstanding the foregoing, if, within the 12-month period beginning on the date upon which a Change of Control occurs, Executive's employment with the Company is terminated by the Company without Cause or by Executive within 60 days of an event that constitutes Good Reason, then this Option shall become immediately and fully exercisable on the date of such termination. For purposes of the preceding sentence, the terms "Change of Control," "Cause" and "Good Reason" shall have the meanings assigned to such terms in the Employment Agreement. Additionally, in the event Executive takes an unpaid leave of absence from the Company (1) Executive's right to exercise this Option shall be suspended three months after the beginning of such leave, (2) Executive's right to exercise this Option shall be reinstated if Executive returns to active employment with the Company within 12 months after the beginning of such leave, and (3) if Executive does not return to active employment with the Company within 12 months after the beginning of such leave, then, for purposes of this Option, Executive shall be considered to have terminated employment on the date such leave began. Further, notwithstanding the exercise schedule set forth above, (i) while Executive is on an unpaid leave of absence, further vesting of shares stops and this Option is exercisable (to the extent provided in the preceding sentence) only as to the number of shares Executive was entitled to purchase hereunder as of the date such leave began, and (ii) if Executive returns to active employment with the Company within 12 months after the beginning of such leave, then the exercise schedule set forth above shall be reinstated (subject to the provisions of clause (i) of this sentence).

      This Option is not transferable otherwise than by bequest or the laws of descent and distribution. This Option may be exercised only while Executive remains an employee of the Company and will terminate and cease to be exercisable upon Executive's termination of employment with the Company, except that:

            (a) If Executive's employment with the Company terminates by reason of Disability (as such term is defined in the Employment Agreement as in effect on its original effective date), then this Option may be exercised by Executive (or Executive's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Executive) at any time during the period of one year following such termination, but only as to the number of shares Executive was entitled to purchase hereunder as of the date Executive's employment so terminates.

            (b) If Executive dies while in the employ of the Company, then Executive's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Executive, may exercise this Option at any time during the period of one year following the date of Executive's death, as follows: (i) if Executive had attained age 65

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      at the time of Executive's death, then this Option may be exercised in full; and (ii) if Executive had not attained age 65 at the time of Executive's death, then this Option may be exercised only as to the number of shares Executive was entitled to purchase hereunder as of the date of Executive's death.

            (c) If Executive's employment with the Company terminates for any reason other than as described in (a) or (b) above, then, unless such employment is terminated for Cause (as such term is defined in the Employment Agreement as in effect on its original effective date) or as otherwise provided in Paragraph 7 below, this Option may be exercised by Executive at any time during the period of one year following such termination, or by Executive's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Executive) during a period of one year following Executive's death if Executive dies during such one year period, but in each case only as to the number of shares Executive was entitled to purchase hereunder upon exercise of this Option as of the date Executive's employment so terminates.

This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof, and this Option shall not become exercisable with respect to any additional shares after termination of Executive's employment. Except as provided in Paragraph 4, the purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise in cash (including check, bank draft or money order payable to the order of the Company). No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Executive shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Executive, Executive (or the person permitted to exercise this Option in the event of Executive's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

      4. CASHLESS EXERCISE. Executive (or the person permitted to exercise this Option in the event of Executive's death) may direct, in a properly executed written notice, a cashless exercise of this Option pursuant to the procedures established by the Committee and in effect on the date of such exercise of this Option. Notwithstanding the foregoing, the Company shall not be required to comply with, and may unilaterally terminate, the right of Executive (or such person) to request a cashless exercise of this Option if, as a result of a change in the accounting rules and regulations applicable to the Company, or the interpretation thereof, compliance with such provisions will result in the imposition of adverse financial reporting requirements on the Company.

      5. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Executive for federal, state or foreign income tax purposes, Executive shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Executive fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Executive any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Executive upon such exercise.

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      6. STATUS OF STOCK. Until the shares of Stock acquirable upon the exercise of this Option have been registered for issuance under the Securities Act of 1933, as amended (the "Act"), the Company will not issue such shares unless the holder of this Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Executive (or the person permitted to exercise this Option in the event of Executive's death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

      Executive agrees that the shares of Stock which Executive may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal, state, or foreign securities laws. Executive also agrees that (a) the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

      7. OBLIGATIONS UNDER THE EMPLOYMENT AGREEMENT. In connection with Executive's employment by the Company, the Company or an affiliate thereof shall provide Executive with access to the confidential information of the Company and its affiliates, or shall provide Executive the opportunity to develop business good will inuring to the benefit of the Company and its affiliates, or shall entrust business opportunities to Executive. Executive has agreed, and hereby agrees, as specified in more detail in the Employment Agreement and/or Executive's Invention and Non-Disclosure Agreement with the Company, to maintain the confidentiality of the Company's and its affiliates' information and to exercise the highest measures of fidelity and loyalty in the protection and preservation of the Company's and its affiliates' goodwill and business opportunities. As part of the consideration for the Option granted to Executive hereunder; to protect the Company's and its affiliates' confidential information, the business good will of the Company and its affiliates that has been and will in the future be developed in Executive, or the business opportunities that have been and will in the future be disclosed or entrusted to Executive by the Company and its affiliates; and as an additional incentive for the Company and Executive to enter into this Agreement, the Company and Executive agree that if, during the term of Executive's employment with the Company or within a 24-month period following the date upon which Executive terminates employment with the Company, Executive fails for any reason to comply with any of the restrictive covenants set forth in Sections 9 and 10 of the Employment Agreement (as in effect on the original effective date of the Employment Agreement), then (a) this Option shall immediately terminate and cease to be exercisable and (b) the Company shall be entitled to recover from Executive, and Executive shall pay to the Company, an amount of money equal to A multiplied by B, where A equals the amount of the gain, if any, that Executive received from the exercise of this Option during the period beginning on the date that is one year before the date of Executive's termination of employment with the Company and ending on the date this Option terminates

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and ceases to be exercisable as provided herein, and B equals the fraction X divided by Y, where X equals 730 minus the number of consecutive days following Executive's termination of employment with the Company during which Executive remained in compliance with the restrictive covenants set forth in Sections 7 and 8 of the Employment Agreement, and Y equals 730.

      If any of the restrictions set forth in this Paragraph 7 are found by a court to be unreasonable, or overly broad in any manner, or otherwise unenforceable, the parties hereto intend for such restrictions to be modified by the court so as to be reasonable and enforceable and, as so modified, to be fully enforced.

      8. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Executive shall be considered to be in the employment of the Company as long as Executive remains an employee of either the Company, an affiliate of the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the committee charged with the general administration of the Plan, and its determination shall be final. Unless otherwise provided in a written employment agreement, nothing herein shall modify the at-will nature of the employment relationship between Executive and the Company.

      9. SURRENDER OF OPTION. At any time and from time to time prior to the termination of this Option, Executive may surrender all or a portion of this Option to the Company for no consideration by providing written notice to the Company at its principal executive office addressed to the attention of the President or the Treasurer. Such notice shall specify the number of shares with respect to which this Option is being surrendered and, if this Option is being surrendered with respect to less than all of the shares then subject to this Option, then such notice shall also specify the date upon which this Option became (or would become) exercisable in accordance with Paragraph 3 with respect to the shares being surrendered.

      10. BINDING EFFECT; CONTROLLING DOCUMENT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Executive. In the event of a conflict between the text of this Agreement and the Employment Agreement, the text of this Agreement shall control.

      11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, UNITED STATES OF AMERICA, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS.

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      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Executive has executed this Agreement, all as of the day and year first above written.

                                 BMC SOFTWARE, INC.

                                 BY:____________________________________________
                                                                    JEROME ADAMS
                                         SENIOR VICE PRESIDENT - HUMAN RESOURCES

                                 _______________________________________________
                                                                       EXECUTIVE

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